EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 22, 2023, Shutterstock, Inc. (“Shutterstock” or the “Company”) entered into a Stock Purchase Agreement with Meta Platforms, Inc. (“Meta”) (the “Purchase Agreement”). On June 23, 2023, the Company completed its acquisition (the “Acquisition”) of all of the outstanding shares of Giphy, Inc. (“Giphy”) from Meta. The consideration payable by the Company pursuant to the Purchase Agreement is $53 million in net cash, in addition to cash acquired, assumed debt and other working capital adjustments.
The Acquisition was accounted for using the acquisition method of accounting for business combinations under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses and are presented to illustrate the estimated effects of the Acquisition.
The unaudited pro forma condensed combined balance sheet was prepared as if the Acquisition had occurred on March 31, 2023. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022, and for the three months ended March 31, 2023 were prepared as if the Acquisition had occurred on January 1, 2022.
The following unaudited pro forma condensed combined financial information is derived from the historical financial statements of Shutterstock and Giphy, and should be read in conjunction with:
•Shutterstock, Inc.’s consolidated financial statements included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 14, 2023, and incorporated herein by reference,
•Shutterstock, Inc.’s consolidated financial statements included in its Quarterly Report on Form 10-Q filed with the SEC on April 25, 2023, and incorporated herein by reference,
•Shutterstock, Inc.’s consolidated financial statements included in its Quarterly Report on Form 10-Q filed with the SEC on August 1, 2023, and incorporated herein by reference,
•Giphy, Inc.’s audited consolidated financial statements for the years ended December 31, 2022 and 2021, that are included as Exhibit 99.1 in the Company’s Report on Form 8-K/A filed with the SEC on August 30, 2023 to which this unaudited pro forma condensed combined financial information is being filed as an exhibit, and
•Giphy, Inc.’s unaudited condensed consolidated financial statements for the quarterly periods ended March 31, 2023 and 2022, that are included as Exhibit 99.2 in the Company’s Report on Form 8-K/A filed with the SEC on August 30, 2023 to which this unaudited pro forma condensed combined financial information is being filed as an exhibit.
The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that would have been realized had the entities been a single entity as of or for the periods presented.
Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The transaction accounting adjustments are based on available information and assumptions that the Company’s management believes are reasonable. Such adjustments are estimates and actual experience may differ from expectations.
The combination is subject to closing adjustments that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information as required by SEC rules. Differences between these preliminary estimates and the final combination accounting may be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2023
(In thousands)

	Historical
	Shutterstock	Giphy Reclassified (Note 5)	Transaction Accounting Adjustments	Note	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$95,832	$8,126	$(57,750)	4A	$46,208
Accounts receivable, net	48,303	—	—		48,303
Prepaid expenses and other current assets	34,765	1,454	102,400	4B, 4F	138,619
Total current assets	178,900	9,580	44,650		233,130

Property and equipment, net	56,604	559	—		57,163
Right-of-use asset	16,819	3,719	(1,870)	4D	18,668
Intangible assets, net	167,807	—	42,500	4D	210,307
Goodwill	382,640	—	—		382,640
Deferred tax assets, net	17,714	—	—		17,714
Other assets	22,039	1,647	45,200	4B, 4F	68,886
Total assets	$842,523	$15,505	$130,480		$988,508
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	7,778	2,150	—		9,928
Accrued expenses	72,802	1,116	3,000	4E	76,918
Contributor royalties payable	41,036	—	—		41,036
Deferred revenue	180,698	—	30,000	4F	210,698
Other liabilities	11,148	8,255	21,972	4G	41,375
Total current liabilities	313,462	11,521	54,972		379,955

Deferred tax liability, net	4,766	—	28,588	4C, 4D	33,354
Lease liabilities	34,017	1,516	—		35,533
Other non-current liabilities	13,744	—	13,000	4G	26,744
Total liabilities	365,989	13,037	96,560		475,586
Stockholders equity:
Common Stock	396	—	—		396
Treasury stock	(200,008)	—	—		(200,008)
Additional paid-in capital	395,934	433,156	(433,156)	4H	395,934
Accumulated comprehensive loss	(14,020)	—	—		(14,020)
Retained earnings	294,232	(430,688)	467,076	4H	330,620
Total stockholders equity	476,534	2,468	33,920		512,922
Total liabilities and stockholders equity	$842,523	$15,505	$130,480		$988,508

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(In thousands, except per share data)

			Transaction
	Historical		Accounting		Pro Forma
	Shutterstock	Giphy	Adjustments	Note	Combined

Revenue	$827,826	$—	$15,000	4I	$842,826

Operating expenses:
Cost of revenue	314,306	—	5,250	4J	319,556
Sales and marketing	203,154	20,462	105	4K	223,721
Product development	65,434	51,587	642	4K	117,663
General and administrative	132,644	22,263	4,677	4J, 4K,4L	159,584
Impairment of lease and related assets	18,664	—	—		18,664
Total operating expenses	734,202	94,312	10,674		839,188
Income / (loss) from operations	93,624	(94,312)	4,326		3,638
Bargain purchase gain	—	—	41,940	4M	41,940
Other (expense) / income, net	(2,587)	(60)	—		(2,647)
Income / (loss) before income taxes	91,037	(94,372)	46,266		42,931
Provision for income taxes	14,934	1	952	4N	15,887
Net income / (loss)	$76,103	$(94,373)	$45,314		$27,044

Earnings per share:
Basic	$2.11				$0.75
Diluted	$2.08				$0.74

Weighted average shares outstanding:
Basic	36,042				36,042
Diluted	36,546				36,546

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2023
(In thousands, except per share data)

			Transaction
	Historical		Accounting		Pro Forma
	Shutterstock	Giphy	Adjustments	Note	Combined

Revenue	$215,280	$—	$3,750	4I	$219,030

Operating expenses:
Cost of revenue	78,163	—	1,313	4J	79,476
Sales and marketing	47,527	5,735	(139)	4K	53,123
Product development	15,406	13,897	(3,875)	4K	25,428
General and administrative	33,815	6,087	(440)	4J, 4K	39,462
Total operating expenses	174,911	25,719	(3,141)		197,489
Income / (loss) from operations	40,369	(25,719)	6,891		21,541
Other income, net	1,045	58	—		1,103
Income / (loss) before income taxes	41,414	(25,661)	6,891		22,644
Provision for income taxes	8,571	—	1,516	4N	10,087
Net income / (loss)	$32,843	$(25,661)	$5,375		$12,557

Earnings per share:
Basic	$0.92				$0.35
Diluted	$0.90				$0.34

Weighted average shares outstanding:
Basic	35,856				35,856
Diluted	36,575				36,575

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Basis of Pro Forma Presentation

On May 22, 2023, Shutterstock, Inc. (“Shutterstock” or the “Company”) entered into a Stock Purchase Agreement with Meta Platforms, Inc. (“Meta”) (the “Purchase Agreement”). On June 23, 2023, the Company completed its acquisition (the “Acquisition”) of all of the outstanding shares of Giphy, Inc. (“Giphy”) from Meta. The consideration payable by the Company pursuant to the Purchase Agreement is $53 million in net cash, in addition to cash acquired, assumed debt and other working capital adjustments. Giphy is a New York-based company that operates a collection of GIFs and stickers that supplies casual conversational content.
The unaudited pro forma condensed combined financial information has been prepared for illustrative and informational purposes only and were prepared from the respective historical information of Shutterstock and Giphy and reflect adjustments to the historical information using the acquisition method of accounting. As a result, Shutterstock has recorded the business combination in its consolidated financial statements and has applied the acquisition method to account for Giphy’s assets acquired and liabilities assumed upon completion of the transaction. The acquisition method requires recording the identifiable assets acquired and liabilities assumed at their fair values on the acquisition date and recording goodwill for the excess of the purchase price over the aggregate fair value of the identifiable assets acquired and liabilities assumed.
The unaudited pro forma condensed combined balance sheet was prepared as if the Acquisition had occurred on March 31, 2023. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022, and for the three months ended March 31, 2023 were prepared as if the Acquisition had occurred on January 1, 2022.
The following unaudited pro forma condensed combined financial information is derived from the historical financial statements of Shutterstock and Giphy, and should be read in conjunction with:
•Shutterstock, Inc.’s consolidated financial statements included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 14, 2023, and incorporated herein by reference,
•Shutterstock, Inc.’s consolidated financial statements included in its Quarterly Report on Form 10-Q filed with the SEC on April 25, 2023, and incorporated herein by reference,
•Shutterstock, Inc.’s consolidated financial statements included in its Quarterly Report on Form 10-Q filed with the SEC on August 1, 2023, and incorporated herein by reference,
•Giphy, Inc.’s audited consolidated financial statements for the years ended December 31, 2022 and 2021, that are included as Exhibit 99.1 in the Company’s Report on Form 8-K/A filed with the SEC on August 30, 2023 to which this unaudited pro forma condensed combined financial information is being filed as an exhibit, and
•Giphy, Inc.’s unaudited condensed consolidated financial statements for the quarterly periods ended March 31, 2023 and 2022, that are included as Exhibit 99.2 in the Company’s Report on Form 8-K/A filed with the SEC on August 30, 2023 to which this unaudited pro forma condensed combined financial information is being filed as an exhibit.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what Shutterstock’s results of operations would have been had the transaction occurred on the dates indicated, nor is it necessarily indicative of what the financial position or results of operations of the combined company will be in future periods. The historical financial information has been adjusted to reflect transaction related adjustments that management believes are necessary to present fairly Shutterstock’s pro forma results of operations following the closing of the transaction for the period indicated. Additionally, the unaudited pro forma condensed combined statement of operations does not reflect any benefits that may result from potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved from the transaction.
The pro forma adjustments are based on certain estimates and assumptions. The actual adjustments and the allocation of the final purchase price will depend on several factors, including additional financial information and completion of the determination of fair value of assets and liabilities of Giphy as of the purchase date. Therefore, the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences may be material.
The combination is subject to closing adjustments that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information as required by SEC rules. Differences between these preliminary estimates and the final combination accounting may be material.
The pro forma adjustments also include certain reclassifications to conform Giphy historical accounting presentation to Shutterstock accounting presentation. Shutterstock’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Note 2 – Preliminary Giphy Acquisition Consideration

In January 2023, the United Kingdom Competition and Markets Authority (the “CMA”) issued its final order requiring Meta to divest its ownership of Giphy, which Meta acquired in 2020. In connection with the closing of the Acquisition, whose terms were preapproved by the CMA, the Company and Meta entered into a transitional services agreement (the “TSA”) pursuant to which Meta is responsible for certain costs related to retention of Giphy employees, including (i) recurring salary, bonus, and benefits through August 2024, which would be $35.6 million if all employees are retained through August 2024, and (ii) nonrecurring items, totaling $87.9 million, comprised of one-time employment inducement bonuses and the cash value of unvested Meta equity awards (the “Giphy Retention Compensation”).
The Giphy Retention Compensation will be paid to the individuals for being employees of the Company after the completion of the Acquisition. Accordingly, it was determined that the payments by the Company are for future service requirements and will be reflected as operating expenses, less any amounts earned by the employees prior to the acquisition as pre-combination service, in the Company’s Statements of Operations as incurred. The pro-forma adjustments reflect the change in the historical compensation costs expected to be incurred from the acquisition date, as if it had occurred on January 1, 2022. If the Giphy employees are no longer employed by the Company, the full amount of the Giphy Retention Compensation may not be paid or recognized as expense.
In addition, upon closing of the Acquisition, the Company also entered into an agreement with Meta whereby the Company will provide Meta with Giphy content through API services for a period of two years. To reflect this customer arrangement at fair value, the Company allocated and deferred $30 million of the Acquisition proceeds to the API services agreement.

The Giphy purchase price, which will result in net cash to be received by the Company, is as follows (in thousands):

Purchase Price
Purchase price	$53,000
Cash acquired and other working capital adjustments	4,750
Cash paid on closing	$57,750

Fair value of Giphy Retention Compensation contingent consideration[1]	(98,723)
Fair value of consideration attributable to pre-combination service[2]	34,972

Net purchase price	$(6,001)
1 - This amount consists of $123.5 million of Giphy Retention Compensation, adjusted for $18.9 million of income tax obligations associated with the receipt of the Giphy Retention Compensation and $5.9 million for the time value of money.
2 - Relates to the cash value of replaced unvested Meta equity awards attributable to pre-combination services.

Note 3 – Preliminary Fair Value Allocation of Assets Acquired and Liabilities Assumed

The preliminary fair value of consideration transferred in the Acquisition has been allocated to the intangible and tangible assets acquired and liabilities assumed at the acquisition date, with the excess of the fair value of the net assets acquired over the net consideration received recorded as a bargain purchase gain. The identifiable intangible assets of these acquisitions are being amortized on a straight-line basis.

Assets acquired and liabilities assumed:	As of March 31, 2023
Cash and cash equivalents	$8,126
Prepaid expenses and other current assets	1,454
Property and equipment, net	559
Right-of-use asset	1,849
Intangible assets:
Trade name	21,000
Developed technology	21,500
Intangible assets, net	42,500
Other assets	1,647
Total assets acquired	$56,135

Accounts payable	(2,150)
Accrued expenses	(1,116)
Other liabilities	(8,255)
Deferred tax liability, net	(9,711)
Lease liabilities	(1,516)
Total liabilities assumed	(22,748)
Net assets acquired	$33,387
Net purchase price	(6,001)
Bargain purchase gain	$39,388

The fair value adjustments are preliminary and based on estimates of the fair value and useful lives of the assets and liabilities assumed on March 31, 2023 and have been prepared to illustrate the effect of the Acquisition. Accordingly, the pro forma purchase price allocation may be subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. The final adjustments could be materially different from those reflected herein. The identifiable intangible assets, which include developed technology and the trade name have weighted average useful lives of approximately 4.0 years and 15.0 years, respectively. The fair value of the developed technology was determined using the cost to recreate method, and the fair value of the trade name was determined using the relief-from-royalty method.

Note 4 – Summary Accumulation of Other Pro Forma Adjustments
The following pro forma adjustments result from the Acquisition.

Pro Forma Condensed Combined Balance Sheet adjustments as of March 31, 2023:

A.The Giphy Acquisition consideration includes $57.8 million of cash transferred on date of Acquisition. See Note 2.
B.Represents current and non-current receivables from the escrow, which was funded by Meta, for the Giphy Retention Compensation contingent consideration.

As of March 31, 2023
Prepaid and other current assets	87,400
Other assets	30,200

C.Represents $18.9 million of deferred tax obligations primarily associated with the Giphy Retention Compensation included as a component of Acquisition consideration. See Note 2.
D.Adjustment to record the acquired assets and assumed liabilities at fair value, and the related deferred income tax effect. The intangible assets includes $21 million and $21.5 million related to the Giphy tradename and developed technology, respectively, with estimated useful lives of 15 years and 4 years, respectively.

As of March 31, 2023
Right-of-use asset	(1,870)
Intangible assets, net	42,500
Deferred tax liability, net	(9,711)

E.Represents $3.0 million of accrued expenses primarily related to Acquisition transaction costs (e.g. attorneys, bankers, etc.).
F.Allocation of Acquisition consideration for the fair value of the API services to be provided by the Company to Meta. See Note 2.

As of March 31, 2023
Prepaid expenses and other current assets	15,000
Other assets	15,000
Deferred revenue	(30,000)

G.Fair value of consideration related to the replaced unvested Meta equity awards attributable to pre-combination service.

As of March 31, 2023
Other liabilities	21,972
Other non-current liabilities	13,000

H.The adjustment relates to the elimination of the Giphy additional paid-in capital and retained earnings balances, offset by the impact of the bargain purchase gain and transaction costs.

As of March 31, 2023
Additional paid-in capital	(433,156)
Retained earnings	467,076

Pro Forma Condensed Combined Statement of Operations adjustments for the year ended December 31, 2022 and for the three-months ended March 31, 2023:

I.To record $3.8 million and $15.0 million, for the three-months ended March 31, 2023, and the year ended December 31, 2022, respectively, representing the allocation of the $30 million of Acquisition consideration to the API services agreement, which was deferred on the date of acquisition and will be recorded as revenue. See Note 2.
J.Amortization of intangible assets recorded in connection with purchase accounting adjustments.

	Three months ended March 31, 2023	Year ended December 31, 2022
Cost of revenue	1,313	5,250
General and administrative	358	1,433

K.Adjustments to compensation expense resulting from the Giphy Retention Compensation arrangements executed at the closing of the Acquisition. See Note 2.

	Three months ended March 31, 2023	Year ended December 31, 2022
Sales and marketing	(139)	105
Product development	(3,875)	642
General and administrative	(798)	244

L.Adjustment to include $3.0 million related to Giphy Acquisition transaction costs (e.g. attorneys, bankers, etc.)
M.Represents bargain purchase gain of $41.9 million, which was calculated as of the Acquisition date on June 23, 2023.
N.Estimated income tax impact of the Transaction Accounting Adjustments, using the statutory tax rate.

Note 5 – Balance Sheet Reclassification Adjustments
Certain reclassifications have been made in the historical presentation of Giphy's balance sheet as of March 31, 2023 to conform to the Company's historical presentation.

		As of March 31, 2023
		(In thousands)
Giphy caption	Shutterstock caption	Giphy Historical	Reclassification Adjustments	Ref.	Giphy As Adjusted
ASSETS	ASSETS
Current assets:	Current assets:
Cash and cash equivalents	Cash and cash equivalents	8,126			8,126
Prepaid expenses and other current assets	Prepaid expenses and other current assets	1,454			1,454
Total current assets	Total current assets	9,580	—		9,580

Property and equipment, net	Property and equipment, net	559			559
Restricted cash		1,647	(1,647)	(i)	—
Operating lease right-of-use assets	Right-of-use asset	3,719			3,719
	Other assets	—	1,647	(i)	1,647
Total non-current assets		5,925	—		5,925
Total assets	Total assets	15,505	—		15,505

Accounts payable	Accounts payable	2,150			2,150
Accrued expenses	Accrued expenses	1,116			1,116
Operating lease liabilities, current		2,325	(2,325)	(ii)
Other current liabilities		5,930	(5,930)	(ii)	—
	Other liabilities	—	8,255	(ii)	8,255
Total current liabilities	Total current liabilities	11,521	—		11,521

Operating lease liabilities, non-current		1,516	(1,516)	(iii)	—
	Lease liabilities	—	1,516	(iii)	1,516
Total liabilities	Total liabilities	13,037	—		13,037

Stockholders equity:	Stockholders equity:
Additional paid-in capital	Additional paid-in capital	433,156			433,156
Accumulated Deficit	Retained earnings	(430,688)			(430,688)
Total stockholders equity	Total stockholders equity	2,468	—		2,468
Total liabilities and stockholders equity	Total liabilities and stockholders equity	15,505	—		15,505

(i)Represents the reclassification of "Restricted cash" on Giphy's balance sheet into "Other assets" to conform to the Company's balance sheet presentation.
(ii)Represents the reclassification of "Operating lease liabilities, current" and "Other current liabilities" on Giphy's balance sheet into "Other liabilities" to conform to the Company's balance sheet presentation.
(iii)Represents the reclassification of "Operating lease liabilities, non-current" on Giphy's balance sheet into "Lease liabilities" to conform to the Company's balance sheet presentation.